Exhibit 99.1
Senti Bio Reports Fourth Quarter and Full Year 2025 Financial Results and Provides a Corporate Update

South San Francisco, Calif., March 27, 2026 (GLOBE NEWSWIRE) -- Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio”), a clinical-stage biotechnology company developing next-generation cell and gene therapies using its proprietary Gene Circuit platform, today reported financial results for the fourth quarter of 2025 and full year 2025 and provided a summary of recent pipeline and corporate highlights.

“2025 was a year of important progress for Senti as we continued to advance our mission of developing next-generation cell and gene therapies powered by our synthetic biology platform. Over the past year, we have strengthened the clinical and translational foundation of our pipeline, with SENTI-202 as the lead program generating positive clinical data, while continuing to refine and expand the capabilities of our Gene Circuit platform. We remain focused on disciplined execution, advancing our key programs toward critical development milestones and positioning Senti to deliver smarter, more selective medicines for patients with serious diseases. I am proud of our team’s commitment and believe the progress we made in 2025 positions us well for the opportunities ahead,” commented Timothy Lu, MD, PhD, Co-Founder and CEO of Senti Biosciences.

RECENT PIPELINE AND CORPORATE UPDATES

•Reported updated positive preliminary clinical data from the ongoing Phase 1 trial of SENTI-202 in relapsed/refractory acute myeloid leukemia (AML), demonstrating encouraging response rates, durability, and a favorable safety profile;
•Received Regenerative Medicine Advanced Therapy (RMAT) designation from the U.S. Food and Drug Administration for SENTI-202 for the treatment of adults with relapsed or refractory AML;
•Continued advancement of the Company’s pipeline and synthetic biology platform, including progress across its Gene Circuit–engineered cell therapy programs; and
•Maintained focus on disciplined capital management to support pipeline execution and key development milestones.

YEAR 2025 FINANCIAL RESULTS

•Cash and Cash Equivalents: As of December 31, 2025, Senti Bio held cash and cash equivalents of approximately $16.4 million.
•R&D Expenses: Research and development expenses were $7.8 million for both of the three months ended December 31, 2025 and 2024, respectively. For the full year of 2025, research and development expenses were $37.6 million.
•G&A Expenses: General and administrative expenses were $5.8 million and $8.4 million for the quarter ended December 31, 2025 and 2024, respectively. The decrease of $2.6 million was primarily due to a decrease of $2.3 million in external services and supplies cost and a decrease of $0.7 million in facilities and other costs, partially offset by an increase of $0.4 million in personnel-related expenses. For the full year of 2025, general and administrative expenses were $26.2 million.

•Net Loss: Net loss was $14.5 million, or $0.53 per basic and diluted share, for the three months ended December 31, 2025. Net loss for the full-year 2025 was $61.4 million, or $2.73 per share. Net loss for the year ended December 31, 2025 included a non-recurring $5.1 million impairment of long-lived assets as well as non-cash stock-based compensation expense of $5.7 million.
About Senti Bio
Senti Bio is a clinical stage biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging its synthetic biology platform to engineer Gene Circuits into new medicines with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, to spare healthy cells, to increase specificity to target tissues, and/or to be controllable even after administration. The Company’s wholly-owned pipeline comprises cell therapies engineered with Gene Circuits to target challenging liquid and solid tumor indications. Senti’s Gene Circuits have been shown preclinically to work in both NK and T cells. Senti Bio has also preclinically demonstrated the potential breadth of Gene Circuits in other modalities and diseases outside of oncology and continues to advance these capabilities through partnerships.

Forward-Looking Statements
This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, expectations regarding Senti Bio’s future results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s , clinical studies, patient enrollment, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with clinical studies, and GMP manufacturing activities, (viii) risks related to delays and other impacts from macroeconomic and geopolitical events, increasing rates of inflation and rising interest rates on business operations, (ix) risks related to the timing and utilization of the grant from CIRM, and (x) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s most recent periodic report filed with the U.S. Securities and Exchange Commission (“SEC”), and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Availability of Other Information About Senti Biosciences, Inc.
For more information, please visit the Senti Bio website at www.sentibio.com or follow Senti Bio on X (@SentiBio) (https://x.com/sentibio) and LinkedIn (Senti Biosciences) (https://www.linkedin.com/company/senti-biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on X (https://x.com/sentibio) and LinkedIn (https://www.linkedin.com/company/senti-biosciences). The information that we post on our website or on X (https://x.com/sentibio) or LinkedIn (https://www.linkedin.com/company/senti-biosciences) could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
SNTI@jtcir.com

Senti Biosciences, Inc.
Unaudited Selected Consolidated Balance Sheet Data
(in thousands)

	December 31,	December 31,
	2025	2024
Cash and cash equivalents	$16,420	$48,277
Total assets	51,223	97,841
Total liabilities	45,634	47,086
Series A redeemable convertible preferred stock	—	25,106
Accumulated deficit	(358,572)	(297,134)
Total stockholders’ equity	5,589	25,649

Senti Biosciences, Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$22	$—	$22	$—
Operating expenses:
Research and development (including related party costs of $1,836 and $3,207 for the three months ended December 31, 2025 and 2024, respectively, and $12,909 and $14,266 for the year ended December 31, 2025 and 2024, respectively)	7,760	7,772	37,586	34,356
General and administrative	5,846	8,395	26,163	26,370
Impairment of long-lived assets	5,052	—	5,052	313
Total operating expenses	18,658	16,167	68,801	61,039
Loss from operations	(18,636)	(16,167)	(68,779)	(61,039)
Other income (expense):
Interest income	97	230	927	948
GeneFab sublease income - related party	3,691	1,744	5,423	6,449
Other income, net - related party	160	—	160	—
Other income, net	221	159	831	153
Change in fair value of Preferred Stock Tranche Liability - related party	—	13,404	—	13,404
Change in fair value of GeneFab Option - related party	—	—	—	6,331
Change in fair value of contingent earnout liability	—	20	—	20
Change in fair value of GeneFab Economic Share - related party	—	—	—	(1,816)
Change in fair value of GeneFab Note Receivable - related party	—	—	—	(17,240)
Total other income, net	$4,169	$15,557	$7,341	$8,249
Net loss	$(14,467)	$(610)	$(61,438)	$(52,790)
Comprehensive loss	$(14,467)	$(610)	$(61,438)	$(52,790)
Basic and diluted net loss per share	$(0.53)	$(0.67)	$(2.73)	$(12.03)
Basic and diluted weighted-average number of shares used in computing net loss per share	27,380,373	4,661,085	22,483,391	4,595,946